                                                                   EXHIBIT 10.18

                              OFFICE BUILDING LEASE


         WITNESSETH, that for and in consideration of mutual covenants, Landlord and Tenant hereby agree as follows:


         SECTION A - BASIC LEASE DEFINITIONS.

         DATE OF LEASE: January 27, 1999

         LANDLORD:                           ON-SITE MANAGER:

         Belletower Partners, L.L.C.         CRES Management Company
                                             4528 Belleview
                                             Kansas City, Missouri 64111



         TENANT:

         Golden Sky Systems, Inc.

         BUILDING: The multiple story building at 4700 Belleview, Kansas City, Missouri 64112, which contains a total of approximately 81,917 net rentable feet.

         BUILDING LAND: The land described on Exhibit "A" attached hereto and incorporated herein by this reference.

         TOTAL BUILDING FACILITIES: The Building Land and the Building, and other improvements now existing or hereafter constructed on the Building Land.

         PREMISES: The premises located on the entire third floor, Suite 203 on the second floor, and the entire B level of the building which is outlined in red on Exhibit "B" and which contains a total of 34,861 net rentable square feet of space and which shall be commonly known as Suite 300.

         LEASE TERM: The term of this Lease shall commence on March 1, 1999 or upon substantial completion and end on August 31, 2002 or forty-two (42) months from Commencement Date. Tenant shall have immediate access upon full lease execution for suite improvement work to be coordinated through Landlord.

         RENT COMMENCEMENT DATE: The date the Premises are substantially complete and delivered to Tenant. The term "substantially complete" shall mean the date that the Improvements have been completed so that the Premises can be used for their intended purposes, with the exception of items which do not materially interfere with Tenant's use of the Premises.

         ESTIMATED COMPLETION DATE: March 1, 1999

         BASE RENT: Tenant shall pay to Landlord as Base Rent for the Premises the following sums over the Lease Term:

         $47,400.00 Monthly; $568,800.00 Annually; $16.32 Per Rentable Square
Foot

         TENANT'S PERCENTAGE OF EXCESS TOTAL EXPENSES: 42.56% (which percentage is calculated by dividing the net rentable square footage of the Premises by the net rentable square footage of the Building).

         BASE EXPENSES: 1999 calendar base year expenses. Tenant shall be responsible for its full pro rata share of any and all increases in utilities, real estate taxes and insurance associated with the Building. No deduction or exclusion shall be made by reason of interior partitions or other interior construction or equipment.

         PERMITTED USES: General business office

         SECURITY DEPOSIT: $47,400.00

         ESTIMATED COMPLETION DATE: March 1, 1999

         STATE: Missouri

         METROPOLITAN AREA:  Kansas City

         TOTAL EXPENSES AND TENANT'S EXPENSE CHARGE: As those terms are defined in Section 4 of the Lease.

Each reference in this Lease to any of the foregoing Basic Lease Definitions shall be deemed to incorporate all of the terms provided under each such Basic Lease Definition.

         SECTION B - ENUMERATION OF EXHIBITS.

         The Exhibits enumerated in this Section and attached to this Lease are hereby incorporated in this Lease by this reference, and each party agrees to perform all obligations binding upon it under such Exhibits.

                  Exhibit "A"       Legal Description of Building Land.
                  Exhibit "B"       Plan delineating the Premises.
                  Exhibit "C"       Plan and estimated construction bid
                                    highlighting the specifications of Tenant's
                               desired improvements to be performed by Landlord per this Lease document and Addendum.

         1. PREMISES. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord.

         2. CONSTRUCTION OF IMPROVEMENTS. Landlord agrees to perform the Landlord's Work in the Premises described on Exhibit "C" attached hereto. Landlord shall endeavor to substantially complete Landlord's Work by the Estimated Completion Date set forth in Section A - Basic Lease Definitions, but Landlord shall have no liability whatsoever for failure to complete Landlord's Work by the Estimated Completion Date, nor shall Tenant have any rights hereunder on account of such failure. Entry into possession of the Premises shall be deemed conclusive approval by Tenant of all of Landlord's Work except for items thereof which are not completed or do not conform to Exhibit "C" and as to which Tenant shall have given notice to Landlord within sixty (60) days after the Rent Commencement Date.

         3. RENT. Tenant shall, commencing with the Rent Commencement Date and thereafter during the Lease Term, pay Landlord the Base Rent specified in Section A - Basic Lease Definitions, without demand or any right of set-off or deduction whatsoever. The Base Rent shall be paid in equal monthly installments on the first day of each calendar month in advance at the address of Landlord set forth in Section A - Basic Lease Definitions, or at such other place as Landlord may from time to time designate. Base Rent shall be prorated for any fractional calendar month. In addition to the Base Rent herein provided, Tenant shall pay as additional rent all charges required to be paid by Tenant under this Lease, whether or not designated as "additional rent."

         4. TOTAL EXPENSE ESCALATION; ADDITIONAL RENT.

                  (A) The term "Total Expenses" shall mean the sum of (i) the "Operating Expenses" (as defined in paragraph (C) of this Section) plus (ii) the "Taxes" (as defined in paragraph (D) of this Section).

                  (B) For each calendar year falling wholly or partially within the term of this Lease after the Rent Commencement Date in which the Total Expenses shall exceed the 1999 calendar Base Year Expenses, "Base Expenses," Tenant shall pay a portion of such excess amount ("Excess Total Expenses") determined by multiplying the Excess Total Expenses for such calendar year by Tenant's percentage of Excess Total Expenses (such amount to be paid by Tenant being herein called "Tenant's Expense Charge"). Tenant's Expense Charge for each calendar year shall be reasonably estimated by Landlord from time to time, and Tenant shall pay the amount so estimated to Landlord in monthly installments on the first day of each calendar month in advance. Within a reasonable period of time following the end of each calendar year during the term of this Lease after the Rent Commencement Date in which there shall be Excess Total Expenses, Landlord shall furnish Tenant with a statement in reasonable detail of the Total Expenses for such calendar year and, within thirty (30) days after its receipt, Tenant shall pay Landlord, any further amount of Tenant's Expense Charge shown to be due by the statement. If such statement shall disclose that Tenant shall have overpaid Tenant's Expense Charge for such calendar year, such overpayment shall be applied against the next ensuing payment(s) of Tenant's Expense Charge or upon the expiration of the Lease Term refunded to Tenant if Tenant has discharged all of its obligations under the Lease. Landlord shall maintain the books and records with respect to the Total Expenses in accordance with sound real estate accounting principles and management practices. Tenant shall have the right to review, audit and copy the books and records, at Tenant's expense, and Landlord agrees to make them available to Tenant at reasonable times and locations, to determine the accuracy of Landlord's Total Expense calculations.

                  (C) The term "Operating Expenses" shall include the total costs and expenses incurred by Landlord in operating and maintaining the Building and Building Land including, without limitation, the cost and expense of the following: snow removal, gardening, landscaping, planting, replanting, and replacing flowers and shrubbery; cleaning, striping, and resurfacing of parking areas; public liability, property damage, and fire insurance with such extended coverage, loss of rental and other endorsements as Landlord may, from time to time, deem necessary, plus "all risk" or "DOC" insurance; repairs and maintenance, painting and decorating of common areas; electricity (exclusive of electrical service furnished to rentable space in excess of that normally provided by Landlord and for which Landlord receives payment specifically therefor from the occupant of such space), water, gas and other utilities (including, without limitation, all capital expenditures intended to reduce the cost of utilities); maintenance and replacement of fixtures and bulbs; elevators and service contracts thereon; parking operation systems, and regulating automobile and pedestrian traffic; sanitary control; extermination, removal of rubbish, garbage and other refuse; security systems and policing of the Building and Building Land; sewer charges; machinery and equipment used in the operation and maintenance of the common areas (including the costs of inspection and depreciation thereof but not the capital cost thereof); replacement of paving, curbs and walkways and drainage facilities; maintenance and repair of covered pedestrian walkways and draining facilities; maintenance and repair of covered pedestrian walkways, if any, connecting the Building with other buildings; music program service and loud speaker systems; heating, ventilating and air conditioning the Building; cleaning and janitorial services; maintenance of decorations, lavatories and elevators; maintenance and repair of all doors and glass in common areas and Building roof and exterior walls and glass; landscaping and fire sprinkler systems; cost of personnel (including security personnel) directly involved in implementing all of the aforementioned (including fringe benefits and workmen's compensation insurance covering personnel); plus an amount equal to 15% of the total of all of the foregoing as an agreed-upon reimbursement covering the fee and administrative costs to be incurred by Landlord in connection with the administration of the Operating Expenses. Notwithstanding the aforesaid, Operating Expenses shall not include capital expenditures determined in accordance with generally accepted accounting principles, consistently applied, nor any major repair, maintenance or replacement unless amortized over its useful life.

                  (D) (1) The term "Taxes" as used in this Section shall mean for each calendar year falling wholly or partially within any Lease Year, all real estate taxes, assessments, water and sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary, as well as ordinary, foreseeable and unforeseeable (including, without limitation, assessments for public improvements or benefits and interest on unpaid installments thereof), and each and every installment thereof which shall or may during any Lease year be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow due or, be payable out of, or for, the Building and Building Land or any part thereof (including leasehold improvements, betterments and other permanent improvements). A tax bill or copy thereof submitted by Landlord or Tenant shall be conclusive evidence of the amount of Taxes or installment thereof.

                           (2) Taxes shall not include any inheritance, estate,
succession, transfer, gift, franchise, corporation income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that if, at any time during the term of this Lease, the method of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute of the whole or any part of the taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from real estate, or (ii) a license fee measured by the rent receivable by Landlord or for the Building and Building Land or any portion thereof or (iii) a tax or license fee imposed on Landlord which is otherwise measured by or based, in whole or in part, upon the Building and Building Land or any portion thereof or (iv) any other tax or levy imposed in lieu of or as a supplement to Taxes which are in existence as of the date of execution of this Lease, then the same shall be included in the computation of Taxes hereunder, computed as if the amount of such tax or fee so payable were that due if the Building and Building Land were the only property of Landlord subject thereto.

                  (E) For any partial calendar years which fall within the first and last Lease Years, (i) Tenant's Expense Charge shall be prorated and (ii) the Base Expenses shall, for the purpose of applying the provisions of paragraph (B) of this Section, be reduced to an amount computed by multiplying the Base Expenses by a fraction, the numerator of which is the number of days in such calendar year falling within the first and last Lease Year, as the case may be, and the denominator of which is 360 days.

         5. LATE CHARGE. If Tenant shall fail to pay any rent or other monetary obligation payable under this Lease within 10 days after notice that the same is due and payable, Tenant shall pay Landlord interest on the past due amount at a rate of interest equal to the lesser of (i) the highest lawful rate of interest per annum that may be charged to Tenant under the laws of the State of Missouri, or (ii) the rate of twelve percent (12%) per annum, from the due date to the date of payment. The interest shall begin to accrue on the date which is twenty-four (24) hours after Tenant receives written notice of delinquent payment.
         6. SECURITY DEPOSIT. Simultaneously herewith, Tenant has delivered to Landlord the amount designated as Security Deposit in Section A - Basic Lease Definitions. The Security Deposit shall be held, without interest, as an unsegregated fund as security for the performance by Tenant of the provisions of this Lease. The Security Deposit shall not be considered as liquidated damages in the event of default by Tenant. If any part or all of the Security Deposit shall be applied to cure a default on the part of Tenant, (i) such application of the Security Deposit shall not constitute a waiver of such default or deprive Landlord of any other remedy Landlord may have on account of any such default, and (ii) Tenant shall immediately restore the Security Deposit to its full original amount. Should Tenant comply with all of the provisions of this Lease binding on Tenant, the Security Deposit shall be returned in full to Tenant at the expiration of the term; PROVIDED, HOWEVER, (i) Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Building and Building Land in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit.

         7. USE. Tenant shall use the Premises solely for the Permitted Uses set forth in Section A Basic Lease Definitions, and for no other use or purpose whatsoever.

         8. ASSIGNMENT AND SUBLETTING.

                  (A) Tenant shall not, voluntarily, involuntarily or by operation of law including bankruptcy law, assign or encumber this Lease, in whole or in part, nor shall Tenant sublet all or any part of the Premises without the prior consent of Landlord in each instance. Tenant may sublease or grant use of Lease Premises or assign this Lease to (i) any entity that controls, is controlled by or is under control with Tenant; (ii) any entity resulting from the merger or consolidation with Tenant or to any entity that acquires all Tenant's assets as a going concern of the business being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity of equal or greater net worth and assumes the obligation of Tenant. In addition, Tenant may assign this Lease and/or encumber the leasehold estate created by this Lease to any secured creditors of Tenant.

                  (B) If Landlord conveys or transfers its interest in the Building and Building Land, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfer, the then grantor or transferor) shall be entirely released from all liability with respect to the performance of any obligations on the part of Landlord to be performed hereunder from and after the date of such conveyance or transfer.

         9. SUBORDINATION; ATTORNMENT. Upon the written request of the holder of any mortgage deed of trust or similar evidence of security (hereinafter "Mortgagee") now or hereafter encumbering the Building and Building Land, or any part thereof, Tenant shall subordinate its rights under this Lease to the lien of such mortgage. Notwithstanding the foregoing, if the Mortgagee elects to have this Lease superior to its mortgage, then upon Mortgagee's request, Tenant shall execute, acknowledge and deliver an instrument, in the form used by said Mortgagee, effecting such priority. In the event proceedings are brought for the foreclosure of, or the exercise of a power or sale under, any such mortgage, or in the event of a conveyance of the Building, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease. Tenant, upon Landlord's request, shall execute, acknowledge and deliver such instruments as are required to effect the intent of this paragraph. Notwithstanding the aforesaid, Tenant's obligation to subordinate to any Holder of a Deed of Trust shall apply only if such Holder agrees to provide standard and customary non-disturbance agreements in favor of Tenant. Landlord will use its best efforts to obtain from the Holder of any current Deed of Trust a non-disturbance agreement in favor of Tenant.

         10. ESTOPPEL CERTIFICATE. Tenant agrees to execute, acknowledge and deliver to and in favor of any proposed Mortgagee or purchaser of the Building, within ten (10) days after written request by Landlord an estoppel certificate, in such form as is from time to time reasonably prescribed by Landlord regarding the status of performance of this Lease.

         11. SERVICES TO BE PERFORMED BY LANDLORD. Landlord shall furnish the following services to Tenant.

                  (A) Air conditioning, ventilation and heating as required (in Landlord's reasonable judgement) for comfortable use and occupancy under normal office conditions, from 8:00 AM to 6:00 PM,

Monday through Friday, and from 8:00 AM to 2:00 PM on Saturdays, but not on Sundays or legal holidays; PROVIDED, HOWEVER, Landlord shall have the right to change such hours and days of operation on reasonable prior notice to Tenant.

                  (B) Water for drinking, lavatory and toilet purposes (but this shall not be construed as requiring Landlord to install plumbing facilities in the Premises).

                  (C) Janitor service for the Premises which shall include only the dusting of ceiling light fixtures and air grills, the washing of windows, the sweeping and cleaning of floors (exclusive of rug shampooing and spot removal) and the disposal of non-biohazard waste.

                  (D) Electrical energy for the Premises; PROVIDED, HOWEVER, in the event the electrical energy estimated by Landlord's engineer, from time to time during the terms of this Lease, to be used in the Premises, shall exceed three (3) watts per square foot, Tenant shall pay Landlord the increase in cost incurred by Landlord, as determined by Landlord's engineer, in furnishing to Tenant such excess electrical energy, such amount to be paid monthly as additional rent, together with Tenant's monthly installment of Base Rent.

                  (E) Self-operated passenger elevator service.

No interruption or malfunction of any of such services shall constitute an eviction of Tenant or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations hereunder (including its obligation to pay Base Rent, additional rent and other charges) or create in Tenant any right of set-off or recoupment. In the event of any such interruption, Landlord shall use reasonable diligence to restore such service. Notwithstanding the aforesaid, if the Premises is rendered wholly or partially untenantable for Tenant's business by reason of the complete failure of any essential service for a period of ten days, Tenant shall have the option of having the Base Rent and Additional Rent equitably abate. If the Premises is rendered wholly untenantable for Tenant's business by reason of the complete failure of any essential service for a period of thirty (30) days, Tenant shall have the further option to terminate this Lease.

         12. REPAIR AND MAINTENANCE.

                  (A) Tenant shall take good care of the Premises, and the fixtures and equipment therein, and shall comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Premises and the business conducted therein, and with any rules adopted from time to time by Landlord or recommended by Landlord's insurance carriers.

                  (B) Subject to the provisions of Section 15 and 16, Landlord shall make or cause to be made all necessary repairs to the Building and to the Premises, except where the repair is made necessary or aggravated by misuse or neglect by Tenant, its agents, servants, contractors, subtenants or invitees, in which event Tenant shall make such repair with due diligence and at its sole cost, Landlord shall not be deemed to have breached its obligation to make the repairs required to be made by Landlord hereunder unless Landlord fails to make the same within a reasonable period (taking into consideration the type of repair involved) after receiving notice from Tenant of the need therefor. Landlord does agree to maintain the Building in a manner consistent with similar office buildings in the Plaza area of Kansas City, and Landlord should agree to comply with all laws, etc. applicable to the Building.

         13. INDEMNITY; INSURANCE; MECHANICS LIENS.

                  (A) Tenant shall indemnify and hold Landlord harmless from and against any and all actions, claims, demands, costs (including reasonable attorney's fees), damages or expenses of any kind which may be asserted against or incurred by Landlord as the result of any occurrence in or about the Premises, the Building, or the Building Land, or by reason of Tenant's use or occupancy of the Premises, or by reason of the failure of Tenant to perform any of its obligations under this Lease, including Tenant's agents, employees, invitees, contractors, successors or permitted assigns. Tenant agrees to maintain during the term, comprehensive general public liability insurance under which Landlord and Tenant are named as insureds, with minimum policy limits of $2,000,000.00 bodily injury, and $500,000.00 property damage, and containing a contractual endorsement covering Tenant's indemnity obligations under this paragraph. A current certificate of such insurance shall be deposited with Landlord at all times which shall provide that such insurance may not be altered, terminated, non-renewed or permitted to lapse without at least ten (10) days prior written notice to Landlord.

                  (B) Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Building and Building Land or any part thereof by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises under Tenant. Notwithstanding the aforesaid, Tenant shall have the right to contest the validity or amount of any such lien by appropriate proceedings diligently pursued by Tenant.

                  (C) Anything in the Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby releases the other (the "Released Party") from any liability which the Released Party would, but for this paragraph (C), have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident, or occurrence or casualty which is covered by casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which accident, occurrence, or casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the releases hereinabove set forth shall become inoperative, null and void if the Releasing Party wishes to place the appropriate insurance with an insurance company which (i) takes the position that the existence of such release vitiates or would adversely affect any policy so insuring the Releasing Party in substantial manner and notice thereof is given to the Released Party, or (ii) requires the payment of an unreasonably higher premium by reason of the existence of such release, unless in the latter case the Released Party within ten (10) days after notice thereof from the Releasing Party pays such unreasonable increase in premium.

         14. LIABILITY OF LANDLORD. Landlord shall not be liable for damage to any property or injury to any person in or on the Premises resulting from the condition of the Premises or the Building, or from the act or omission of Tenant or of any other tenant, or from the bursting or leaking of any pipes, utility lines, equipment or apparatus in, on or about the Premises or the Building or any part thereof, from water, rain or snow which may leak into, issue or flow from any part of the Building, or due to fire, explosion, action of the elements, or other casualty, or due to any lack of, or failure to provide, security with respect to the Building or any part thereof, and Tenant hereby releases Landlord from any liability which Landlord would otherwise have therefor. Notwithstanding the aforesaid, Landlord shall be liable for damage resulting from Landlord's or its agent's or contractor's gross negligence or willful acts. Tenant shall give Landlord prompt written notice of any accident to or defect in the Premises or the Building or any portion thereof of which Tenant has knowledge. Notwithstanding the foregoing, Landlord's liability shall be limited in all cases where such liability exists to the assets constituting the Building, the Building Land, and all improvements now existing or thereafter constructed thereon.

         15. FIRE OR OTHER CASUALTY. If the Premises or the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall repair or restore the Premises and the Building with reasonable diligence (subject to delays caused by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power or other reasons of a like nature not the fault of Landlord), and during the period of such restoration or repair the Base Rent shall equitably abate to the extent the Premises are materially affected thereby; PROVIDED, HOWEVER, in the event of any such casualty damage renders the Premises or the Building partially or totally untenantable ( in Landlord's sole judgement) Landlord shall have the right to terminate this Lease by giving notice thereof to Tenant within thirty (30) days following the occurrence of such casualty, and if Landlord so elects, (i) Landlord shall have no obligation to repair or restore the Premises or the Building, (ii) this Lease shall automatically terminate as of the day of such notice, (iii) the Base Rent, additional rent and other charges shall be adjusted as of the date of the occurrence of such casualty and (iv) neither party shall have any liability by reason of such termination. In the event Landlord intends to restore, it shall notify Tenant within thirty (30) days of the date of damage. If restoration cannot reasonably be completed within one hundred twenty (120) days of the date Landlord notifies Tenant of its intention to restore, Tenant shall have the option to terminate the Lease by written notice to Landlord unless Landlord provides Tenant comparable quality and size office space reasonably acceptable to Tenant.

         16. EMINENT DOMAIN. If the Premises, the Building or the Building Land or any part thereof, shall be permanently taken by eminent domain, or conveyed in lieu thereof, Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant, and if Landlord so elects, this Lease shall cease, and the charges payable hereunder shall be adjusted, as of the date thirty (30) days following the giving of such notice. If this Lease is not terminated, then Landlord shall repair any damage to the Premises, the Building or the Building Land, this Lease shall continue in full force and effect, and the Base Rent, additional rent and other charges shall not be abated or reduced, except if a portion of the Premises is permanently taken in which event the Base Rent and other charges shall be reduced in proportion to the amount of net useable footage of the Premises so taken. Irrespective of whether this Lease is terminated, Landlord shall receive the entire condemnation award, and Tenant hereby assigns to Landlord all of Tenant's interest therein. Notwithstanding the aforesaid, Tenant shall be entitled to any award for moving costs, lost leasehold interest or other award which does not affect Landlord's award.

         17. SURRENDER AND ALTERATIONS.

                  (A) On the last day of the term, or on the sooner termination thereof, Tenant shall, (i) subject to the provisions of Section 15, peaceably surrender the Premises in good order and repair (subject to Landlord's obligations under paragraph (B) of Section 12), except for reasonable wear and tear, and any casualty damage, and (ii) at its expense, remove from the Premises its office supplies, moveable office furniture and equipment and personal property ("Tenant's Property"). Any of Tenant's Property not so removed may, at Landlord's option and without limiting Landlord's right to compel the removal thereof, be deemed abandoned and retained by Landlord.

                  (B) The title to all alterations, additions, improvements, repairs and decorations (including paneling, wall coverings, wall to wall carpeting, view boxes, cabinets and any other article affixed to the walls, floors, ceilings, or windows), shall vest in Landlord upon the installation thereof and shall be surrendered with the Premises as part thereof, without charge.

                  (C) Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord in each instance.

         18. ACCESS TO PREMISES. Landlord, its agents and employees, shall have the right to enter the Premises at any time for any purpose deemed reasonable by Landlord. Landlord expressly reserves the right to run necessary pipes, conduits and ducts through the Premises and to carry on work in the vicinity thereof, and Tenant hereby waives any claim for damages, inconvenience or constructive eviction caused by reason thereof. Notwithstanding the aforesaid, Landlord agrees to use reasonable efforts to minimize interference with Tenant's business operations.

         19. DEFAULT AND REMEDIES.

                  (A) Each of the following shall constitute an "Event of Default":

                           (1) If Tenant shall fail to pay when due any Base
Rent, additional rent or other monetary obligation payable by Tenant under this Lease and such default shall continue for ten (10) days after Landlord gives written notice thereof to Tenant; or

                           (2) If Tenant shall fail to observe or perform any
other provision of this Lease, and such default shall continue for a period of ten (10) days after Landlord gives written notice thereof to Tenant or if such default cannot be cured in such period and Tenant has commenced and diligently pursues cure, Tenant shall be granted an additional thirty (30) days to effect cure; or

                           (3) If Tenant vacates or abandons the Premises.

                  (B) In the Event of Default, Landlord may, at its sole option, either (i) terminate this Lease, or (ii) without terminating this Lease take possession of the Premises, with or without process of law, using such force as may be necessary to remove all persons and personal property therefrom, and in the event of such re-entry without termination, Landlord may (but shall have no obligation to do so), lease the Premises for the remainder of the term or for a lesser or longer period on such terms and conditions as Landlord, in its sole judgement, deems advisable and for the purpose of such re-letting, Landlord is hereby authorized to make such repairs and alterations as Landlord deems necessary. Notwithstanding any re-letting without termination, (i) Tenant shall remain liable for payments of the Base Rent, additional rent and all other monetary obligations and for the performance of all other obligations to be performed by Tenant under this Lease and (ii) Landlord may at any time thereafter elect to terminate this Lease for such previous breach. The rentals received from any such re-letting shall first be applied to the expenses of such re-letting (including alteration and repair expenses, and reasonable brokerage and attorney's fees) and second to the payment of rent and other charges due and unpaid hereunder. Tenant shall not be entitled to receive any surplus funds received by Landlord from any such re-letting. If such funds from the re-letting are less than those required to be paid by Tenant hereunder for any month, such deficiency shall be calculated and payable monthly by Tenant. Landlord shall also be entitled to collect from Tenant any other loss or damage which Landlord may sustain by reason of Tenant's default under this Lease. Tenant hereby grants to Landlord a security interest in Tenant's Property to secure the performance of Tenant's obligations under this Lease. Notwithstanding any provision to the contrary, in the event of Tenant's default, Landlord shall make reasonable efforts to mitigate its damages.

         20. LANDLORD'S RIGHTS TO CURE DEFAULTS. If Tenant fails to perform any obligation on its part to be performed under this Lease, Landlord shall have the right (i) if no emergency exists, to perform the same after giving twenty (20) days notice to Tenant; and (ii) in any emergency situation to perform the same immediately without notice or delay. Tenant shall, on demand, reimburse Landlord for all costs incurred by Landlord in rectifying Tenant's defaults as aforesaid, including reasonable attorney's fees. Except for gross negligence by Landlord, Landlord shall not be liable for or in any way be responsible for any loss, inconvenience or damage resulting to Tenant for any action taken by Landlord pursuant to this Section.

         21. LEGAL EXPENSES; REMEDIES CUMULATIVE.

                  (A) In case suit shall be brought because of the breach by either party of any of its obligations under this Lease, either party shall be entitled to recover all expenses incurred in connection with such breach, including reasonable attorney's fees, court costs and expert/witness fees.

                  (B) Landlord's rights and remedies shall be cumulative and may be exercised and enforced concurrently, and no right or remedy of Landlord shall be deemed to be exclusive of any other right or remedy Landlord may have.

         22. BUILDING NAME. Landlord reserves the right to change the name of the Building from time to time, and Landlord shall have no liability to Tenant in connection therewith.

         23. LANDLORD'S RIGHT TO ALTER. Landlord shall have the right at any time (and from time to time) (i) to alter the size, area, level and location of hallways, entrances, parking areas, driveways, sidewalks, landscaped areas and all other portions of the Building and the Building Land, , (ii) to construct additional stories on the Building, and additional buildings in the vicinity thereof, (iii) to permit owners or occupants of land outside the Building Land and their invitees to use the parking areas, roads and sidewalks on the Building Land and their invitees to use the parking areas, roads and sidewalks on the Building Land, (iv) to relocate all or any part of any building or parking areas, (v) and to relocate the Premises leased to any other tenant.

         24. NOTICES. Any notice or approval required or given in connection with this Lease shall be in writing and shall either be delivered by hand, shall be sent by United States Certified Mail, postage prepaid, or shall be sent via overnight courier:

         If to Landlord, at its address set forth in Section A - Basic Lease Definitions, with a copy to the on-site manager as set forth in Section A - Basic Lease Definitions.

         If to Tenant, at its address set forth in Section A - Basic Lease Definitions.

Each party's address may be changed from time to time by such parties giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand or overnight courier) or when postmarked (if sent by mail). Whenever Landlord's consent or approval is required (i) the same must be obtained in writing, and oral consents shall be of no effect, and (ii) such consent or approval may be withheld arbitrarily unless otherwise herein specifically set forth to the contrary.

         25. RULES AND REGULATIONS. Tenant agrees to comply with and observe the following Rules and Regulations. Landlord reserves the right, at any time, once or more often, by notice to Tenant, to amend or supplement said Rules and Regulations in a reasonable manner:

                  (A) Tenant shall not obstruct or litter any of the Building common areas. Such areas shall not be used by Tenant for any purpose except for ingress and egress, nor shall Tenant have any special rights in the common areas on account of the use of the common areas square footage to calculate the Net Rentable Square Footage under Section A - Basic Lease Provisions.

                  (B) Tenant shall not have any sign or lettering on any part of the Building, or on any part of the Premises which can be seen from the outside of the Premises, except for Tenant's identification in the Building directory and on the entrance to the Premises, each of which identifications shall be of a design in accordance with the design criteria reasonably established by Landlord, and shall be at Tenant's expense except that Tenant shall be allowed to place its name on the exterior sign on Belleview to replace the "Humana" name to occupy the same location as "Humana."

                  (C) Blinds, shades, draperies or other forms of inside window coverings shall not be placed in the Premises except to the extent, if any, that the appearance thereof is approved by Landlord and is in accordance with the design criteria established by Landlord, and Tenant shall not do any painting or decorating in the Premises or make, paint, cut or drill into, drive nails or screws into, nor in any way deface any part of the Premises or the Building without the prior written consent of Landlord. Tenant shall not overload any floor or facility in the Building. Tenant shall keep the Premises sightly and clean.

                  (D) Tenant shall not attach additional locks or similar devices to any door or window, change existing locks, or make or permit to be made any additional keys. If more than six keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Upon termination of this Lease or Tenant's possession, Tenant shall promptly surrender to Landlord all keys to the Premises.

                  (E) Tenant shall not use or permit to be brought into the Building hazardous materials as defined in the Addendum to this Lease.

                  (F) Tenant shall not obstruct or interfere with the rights of other tenants, nor in any way injure or annoy them, nor do anything which would constitute a nuisance or which would damage the reputation of the building.

                  (G) The bringing into the Building or removal therefrom of furniture, fixtures or supplies, when of large weight or bulk, shall be done at such times and along such Building routes as the custodian of the Building shall require. All damage to the Building caused by such deliveries or removals shall be repaired at the expense of Tenant.

                  (H) If Tenant desires telephone connections, Landlord will designate the location and manner in which the wires shall be introduced; and no other boring or cutting for wires will be permitted.

                  (I) Tenant shall not (i) install any internal combustion engine, boiler, refrigerator (except small household type refrigerators customarily used in general offices), or heating or air conditioning apparatus in the Building, (ii) carry on any mechanical business in the Building, (iii) use the Premises for housing, lodging, or sleeping purposes, (iv) permit preparation or warming of food in the Premises nor permit food to be brought into the Premises for consumption therein (warming of coffee and individual lunches of employees excepted), (v) place any radio or television antenna other than inside the Premises, (vi) operate any sound-producing instrument which may be heard outside the Premises, (vii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere,
(viii) bring into the Building any bicycle or other vehicle, or dog (except in the company of a blind person), or other animal, insect or bird, (ix) permit any objectionable noise, vibration or odor to emanate from the Premises, (x) disturb, solicit or canvass any occupant of the Building, (xi) use the plumbing facilities for any purpose other than that for which they are constructed, or
(xii) waste any of the utilities furnished by Landlord.

                  (J) Tenant shall not store any trash, rubbish or garbage in the Premises except in a sanitary and inoffensive manner inside the Premises or in areas approved by Landlord. Biohazard waste generated by Tenant shall be stored and disposed of as required by applicable law, ordinance or regulation, and at Tenant's sole expense.

                  (K) Tenant shall use its best efforts to secure compliance with these Rules and Regulations (together with any authorized amendment or supplement thereto) by Tenant's customers, contractors, employees and other invitees.

         26. PARKING AREAS. To serve generally Landlord's designees and the occupants of the Building and their invitees, Landlord shall, subject to any governmental taking or conveyance in lieu thereof, maintain parking areas on the Building Land, which shall be subject to the exclusive control of Landlord. Tenant agrees to furnish Landlord upon request, license numbers of all automobiles of Tenant and its employees, and agrees to keep such list current. Landlord shall have the right to reduce and re-arrange the layout or location of the parking areas from time to time. Landlord agrees to provide Tenant one hundred five (105) non-exclusive and unmarked parking spaces. Notwithstanding the aforesaid, Landlord shall designate one (1) parking stall to be located on the lowest level closest to the building entry door. Tenant shall have the exclusive right to use such space as part of the one hundred five (105) spaces made available to Tenant.

         27. NON-WAIVER. Neither acceptance of rent by Landlord or failure by Landlord to complain of any default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any breach of any provision herein by Tenant shall not be deemed a waiver of any subsequent breach of the same or any other provision herein contained. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing and signed by Landlord. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

         28. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the term of this Lease, without the execution of a new lease, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a month to month Tenant, subject to all the provisions of this

Lease insofar as they are applicable to a month to month tenancy, but at a monthly rental of twice the per month rental provided under this Lease.

         29. LIMITATION OF LANDLORD'S LIABILITY. Notwithstanding anything set forth in this Lease to the contrary, it is agreed that Tenant shall look solely to the equity of Landlord in the Building and the Building Land for the satisfaction of the remedies of the Tenant in the event of a breach by Landlord of any of the provisions of this Lease, and Landlord shall not be liable for any such breach except to the extent of Landlord's equity in the Building and the Building Land.

         30. ENTIRE AGREEMENT AND BINDING EFFECT. This Lease and any attached addenda, guarantees or exhibits constitute the entire agreement between Landlord and Tenant; no prior written, or prior or contemporaneous oral, promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for convenience only, and neither limit nor amplify the provisions of this Lease. The provisions of this Lease shall be construed in accordance with the laws of the State of Missouri. The provisions of this instrument shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties, but this provisions shall in no way alter the restriction in this Lease against assignment and subletting by Tenant. If there is more than one Tenant under this Lease, they shall be bound jointly and severally by all provisions herein contained. Whenever the consent, approval or authorization of Landlord is required under any provision of this Lease, Landlord may arbitrarily withhold such consent, approval or authorization unless otherwise herein specifically provided to the contrary.

         31. TRIAL BY JURY WAIVER.

         THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE AND OCCUPANCY OF THE PREMISES.

         32. TENANT.

                  (A) The parties hereto agree that if Tenant is a general partnership and an additional partner or additional partners are admitted to the partnership, then each such additional partner shall, contemporaneously with becoming a member of such partnership, execute an agreement in form and substance acceptable to Landlord whereby such additional partner shall agree to be bound by all the terms of this Lease as if such additional partner had signed this Lease as a general partner of such partnership as of the date hereof.

                  (B) The parties hereto agree that if Tenant is a professional corporation and an additional shareholder or additional shareholders are admitted to such corporation, then each such additional shareholder shall, contemporaneously with becoming a shareholder, execute a Guaranty of Lease Agreement in form and substance acceptable to Landlord whereby such additional shareholder guarantees Tenant's obligations under this Lease.

         33. LANDLORD'S CONSENT. Whenever any provision herein requires Landlord's prior consent, Landlord agrees that it will not unreasonably withhold or delay its consent.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ DENO AGNOS
WITNESS

/s/ TERESA LIPPERT
WITNESS

/s/ JO ELLEN LINN
WITNESS

/s/ LAQUITA ALLEN
WITNESS


LANDLORD:

BELLETOWER PARTNERS, L.L.C.

BY: /s/ JAMES LIPPERT




TENANT:

GOLDEN SKY SYSTEMS, INC.


BY: /s/ RODNEY A. WEARY

                                LANDLORD'S NOTARY

STATE OF KANSAS            )
                           )SS
COUNTY OF JOHNSON          )

Before me, a Notary Public in and for said County and State, appeared James Lippert, personally known to me or having produced adequate proof of identity, who, being first duly cautioned and sworn, acknowledged the signing of the foregoing to be his or her free act and deed, both personally and on behalf of said Corporation, and that the signing of the foregoing document was duly authorized by such Corporation.

Sworn to and subscribed before me this 1st day of February, 1999.


                                  /s/ O. E. Stevenson
                                  -----------------------------
                                  Notary Public

                                 TENANT'S NOTARY

STATE OF MISSOURI                   )
                                    )SS
COUNTY OF JACKSON                   )

Before me, a Notary Public in and for said County and State, appeared Rodney A. Weary, personally known to me or having produced for me adequate proof of identity, who, being first duly cautioned and sworn, acknowledged the signing of the foregoing to be his or her free act and deed.

Sworn to and subscribed before me this 27th day of January, 19999.


                                  /s/ CONSTANCE J. FISHER
                                  ---------------------------------
                                  Notary Public

                                    ADDENDUM


Addendum to Lease dated January 27, 1999 by and between Belletower Partners, L.L.C. (Landlord) and Golden Sky Systems, Inc. (Tenant).

         1. Environmental.

                  A. Definitions.

                           (i) "Hazardous Substance" shall mean (a) "hazardous
waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended; (b) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (c) "toxic substances" as defined by the Toxic Substances Control Act, as amended; (d) "hazardous materials" as defined by the Hazardous Materials Transportation Act, as amended; (e) any other substances regulated under applicable federal, state or local laws, and the regulations adopted under these acts, as amended; (f) oil or other petroleum products; (g) any highly combustible substance; (h) polychlorinated bipheyls; (i) any other substance whose presence could reasonably be detrimental to the Building, the Premises or the Building Land, or which could be hazardous to health or the environment.

                           (ii) "Release" shall be defined as transport onto or
across, storage, dumping, spilling, leaking, atmospheric injection, generation, use causing or permitting to escape, onto or from the Building, the Premises, or the Building Land, of any Hazardous Substance.

                  B. Landlord's Representations and Obligations.

                  Landlord has no knowledge of the presence of any Hazardous Substance currently on or the present Release of any Hazardous Substance onto or from, the Building, the Premises or the Building Land. Landlord further represents that no governmental entity is currently investigating or conducting remediation activities at the Building, nor has the Building been declared a "Superfund" site. Landlord, its agents or employees, shall not, either with or without negligence, Release any Hazardous Substance on or about the Building, the Premises or the Building Land.

                  C. Tenant's Representations and Obligations.

                  Tenant, its agents, invitees, suppliers, contractors and employees, shall not, either with or without negligence, Release any Hazardous Substance on or about the Building, the Premises or the Building Land. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or Release of Hazardous Substances about the Building, the Premises or the Building Land.

                  D. Liability.

                  If any lender, purchaser or governmental agency shall ever require testing of the Building, the Premises, or the Building Land to ascertain whether or not there has been any Release of Hazardous Substances, and such Release is reasonably determined to be attributable to Tenant, its agents, invitees, suppliers, contractors or employees, Tenant shall be solely liable for all testing, remediation costs including returning the Building, the Premises or the Building Land to their previous conditions, any sums paid for settlement of claims, judgments, and any governmental fines associated, directly or indirectly, with such Release, and Tenant shall indemnify against and hold Landlord harmless therefrom. If such Release is reasonably determined NOT to be attributable to Tenant, its agents, invitees, suppliers, contractors or employees, Tenant shall not be liable for any testing, remediation, any sums paid for settlement of claims, judgments, or fines associated therewith, and Landlord shall indemnify against and hold Tenant harmless therefrom. The representations and obligations set forth in this Environmental section shall survive the expiration or earlier termination of this Lease.

         2. Disclosure: Tenant shall timely, completely and properly comply with all federal, state and local reporting requirements relating to the use, storage, transportation and disposal of hazardous material including bio-hazardous waste, and Tenant shall deliver a copy of all such reports to Landlord with current copies of all material safety data sheets which Tenant is or may be required to keep for the Premises under state law.

         3. Landlord's Work: Landlord agrees to cause the Premises to be improved in accordance with the plans and specifications approved by Landlord and Tenant which are attached as Exhibit "C" floor plan and Exhibit "C-1" construction estimate and made a part of this Addendum & Lease document. Lessor agrees to assume the total cost of constructing the Landlord's work as outlined in Exhibit "C" and Exhibit "C-1" hereof up to but not exceeding $375,000.00. Any additional costs or costs incurred due to charges requested by Tenant, shall be Tenant's sole responsibility, and shall be paid as additional rent prior to taking possession of the Premises.

         4. Rooftop Antenna: The Landlord agrees to provide the non-exclusive right to Tenant to utilize the rooftop of the Belletower Office Building for the installation of up to three satellite dishes to be no larger then 3' in diameter. The Tenant shall be responsible for all costs of installation, maintenance, removal and repair of the building if damaged during the occupancy of the satellite dishes. The Landlord shall have no liability with regard to damage or injuries to any persons related to the satellite dishes. The Tenant shall comply with all laws regulating the use of such satellite dishes. The Tenant will be allowed access to the rooftop with prior notice to the Landlord. The Tenant shall provide all necessary insurance for the installation and use of such satellite dishes.

         5. Option to Renew: The Landlord is offering either of the two following options to renew to Tenant: (1) Any time during the first twelve months of the Lease Term, the Tenant may extend the original Lease Term by an additional 42 months upon written notice to Landlord, with base rent remaining the same as the original Lease Term, except that the last 24 months of the extension term shall increase to $50,900.00 monthly/$17.52 per rentable square foot, with no additional Tenant improvements contributed by Landlord; or (2) the Landlord is willing to offer an option to renew for an additional Lease Term with time frame and rental rates to be negotiated at that time requiring 180 days' prior written notice to the Landlord from the Tenant, but in no event shall the Base Rent be less than the initial Base Rent with no market concessions or Tenant improvements..

         6. Gymnasium: The Tenant agrees to install an area located on the B level of the leased premises, not less than 1,500 square feet, to be utilized as a gymnasium/work out area for the use of all tenants within the building. All equipment will be installed by the Tenant, and a list of that equipment will be provided by the Tenant to the Landlord listing equipment inventory originally installed and to remain with the building throughout the Lease Term and beyond should Tenant vacate the premises. A portion of the allowance stated in Section 3 above shall be used to create the gymnasium, but with the majority of the above allowance utilized in Suites 203 and 300. The original equipment shall be one universal type weight machine, one set of free weights with bench, one motorized treadmill and one motorized stair-step machine. Tenant may add additional equipment from time to time in addition to the original equipment, and Tenant shall retain ownership of such additional equipment, and may remove same at the end of the Term.

         7. Contingency of Availability: This Lease is subject to the availability of Suite 300 due to the requirement of a Lease termination of an existing tenant.

         8. Right of First Offer: In the event Landlord intends to make an offer to a prospective tenant for any space located on the fourth floor of Belletower, or in the event Landlord receives an offer to lease office space from a prospective tenant on the fourth floor which is acceptable to Landlord, Landlord hereby grants Tenant the right of first offer to lease the expansion space, upon the same bona fide terms and conditions as are offered to such third party prospective tenant. This right of first offer is contingent upon any other rights of existing tenants in place upon the commencement of this Lease. Upon receipt of a bona fide third party offer which is acceptable to Landlord, or prior to delivering a bona fide offer to a third party from the Landlord, Landlord shall give Tenant written notice thereof via overnight delivery service, fax machine or hand delivery. Upon actual receipt of such notice, Tenant shall have seven business days to notify Landlord, in writing, to lease such space. If Tenant does not notify Landlord of Tenant's intent to lease such expansion space, Landlord may then lease such space to the third party.



/s/ DENO AGNOS                   LANDLORD:
WITNESS
                                 BELLETOWER PARTNERS, L.L.C.
/s/ TERESA LIPPERT
WITNESS                          BY: /s/ JAMES LIPPERT

/s/ JO ELLEN LINN                TENANT:
WITNESS
                                 GOLDEN SKY SYSTEMS, INC.
/s/ LAQUITA ALLEN
WITNESS                          BY: /s/ RODNEY A. WEARY